Investor Contact: Neil Berkman Berkman Associates (310) 826 - 5051 info@BerkmanAssociates.com	Company Contact: Y.P. Chan Interim CEO (954) 596 - 1000 www.SingingMachine.com
FOR IMMEDIATE RELEASE
The Singing Machine Company Announces
Sale of Its Hong Kong Subsidiary

Company Folds Its Hong Kong Office
Into Majority Owner Starlight International Holdings' Facility

Coconut Creek, FL, October 4, 2006 -- The Singing Machine Company (AMEX: SMD) announced today that it has integrated its Hong Kong office into the facilities of the Company's majority owner, Starlight International Holdings Ltd., and sold its Hong Kong subsidiary to an unaffiliated third party for nominal consideration.
"We believe that the move into Starlight International Holdings' offices in Hong Kong will reduce our operating costs by approximately $500,000 annually while allowing us to continue providing our customers the high quality service we are known for. What is more, we believe the transaction may allow us to eliminate from our balance sheet a tax liability that has been accrued but never assessed for our Hong Kong subsidiary," said Y.P. Chan, Interim CEO of The Singing Machine.
At June 30, 2006, The Singing Machine reported a working capital deficiency of $2,334,000, including income taxes payable of $2,454,000.

About The Singing Machine
Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music as well as other electronic products under The Singing MachineTM, MotownTM, MTVTM, NickelodeonTM, Hi-5TM, BratzTM and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Asia.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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THE SINGING MACHINE COMPANY, INC.
6601 Lyons Road ● Building A-7 ● Coconut Creek, Florida 33073 ● (954) 596-1000 ● Fax (954) 596-2000
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